UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 28, 2006

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On November 28, 2006, the Board of Directors of Jones Apparel Group, Inc. ("Jones") increased the number of directors from ten to 11 and elected Frits D. Van Paasschen as a new director, effective November 30, 2006.  Mr. Van Paasschen has not been appointed to serve on any committees at this time.  There are no arrangements or understandings between Mr. Van Paasschen and any other persons pursuant to which Mr. Van Paasschen was selected as a director.  There are no transactions in which Mr. Van Paasschen has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Van Paasschen will participate in Jones' standard non-management director compensation program, which is described in Jones' most recent proxy statement, filed with the Securities and Exchange Commission on April 17, 2006, under the caption, "Corporate Governance and Board Matters - Director Compensation and Stock Ownership Guidelines," which portion of such proxy statement is incorporated herein by reference.

      Jones issued a press release on November 28, 2006 announcing the election of Mr. Van Paasschen, which is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated November 28, 2006.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Efthimios P. Sotos Efthimios P. Sotos Chief Financial Officer

 Date: November 28, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated November 28, 2006.

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